          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/
Filed by Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        American President Companies, Ltd.
- -------------------------------------------------------------------------------
                  (Name of Registrant as Specified In Its Charter)

                        American President Companies, Ltd.
- -------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11.*

       ------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:


       ------------------------------------------------------------------------


    3) Filing Party:

       ------------------------------------------------------------------------

    4) Date Filed:

       ------------------------------------------------------------------------

Notes:

- --------------------------------------------------------------------------------

[LOGO]
- --------------------------------------------------------------------------------

AMERICAN PRESIDENT COMPANIES, LTD.
- --------------------------------------------------------------------------------

1111 Broadway
Oakland, California
94607 U.S.A.

                         NOTICE OF 1994 ANNUAL MEETING
                              AND PROXY STATEMENT

                                                  Annual Meeting of Stockholders
                                                                  April 28, 1994

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                                                                  March 28, 1994

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of American President Companies, Ltd., which will be held on Thursday, April 28, 1994, beginning at 2:30 P.M., at The Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California.

    The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

    After reading the Proxy Statement, please mark, sign, date and return, at an early date, the enclosed proxy in the enclosed prepaid envelope to ensure that your shares will be represented.

    A copy of the Company's 1993 Annual Report to Stockholders is also enclosed.

    The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely,

                                          John M. Lillie
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1994

    The Annual Meeting of Stockholders of American President Companies, Ltd. (the "Company") will be held at The Claremont Resort Hotel, Ashby and Domingo Avenues, Oakland, California, on Thursday, April 28, 1994, beginning at 2:30 P.M., for the following purposes:

        1. To elect two Class I directors to hold office until 1996 and five Class II directors to hold office until 1997.

        2. To approve the amendment and restatement of the Company's 1989 Stock Incentive Plan.

        3. To ratify the selection of Arthur Andersen & Co. as the Company's independent auditors for fiscal year 1994.

        4. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on March 1, 1994, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the meeting will be available for inspection at the time and place of the Annual Meeting and, during the ten days prior to the meeting, at the Company's executive offices at 1111 Broadway, Oakland, California.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                                          Maryellen B. Cattani
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY
March 28, 1994

                       AMERICAN PRESIDENT COMPANIES, LTD.
                                 1111 BROADWAY
                               OAKLAND, CA 94607

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American President Companies, Ltd., a Delaware corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on April 28, 1994, and any adjournment thereof. The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting. On the matters coming before the meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the seven nominees for director listed in this Proxy Statement and FOR the proposals referred to in items 2 and 3 in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

    Holders of the Company's Common Stock and 9% Series C Cumulative Convertible Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), of record at the close of business on March 1, 1994, will be entitled to notice of and to vote on all matters presented at the Annual Meeting. On such date, the Company had outstanding 27,198,180 shares of Common Stock and 1,500,000 shares of Series C Preferred Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Series C Preferred Stock is entitled to approximately 2.641 votes. The Common Stock and Series C Preferred Stock will vote together with respect to all matters submitted to the stockholders at the Annual Meeting. See "Certain Beneficial Ownership of Securities--Voting of Shares by Certain Stockholders" for additional information concerning the voting of the shares of Series C Preferred Stock.

    Directors are elected by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. Broker non-votes and other circumstances in which proxy authority has been withheld will have no effect on the approval of any matter submitted for stockholder approval at the Annual Meeting.

    The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock. In addition to solicitation by mail, solicitation may be made by certain directors, officers and other employees of the Company in person or by telephone or telegraph. No additional compensation will be paid for such solicitation. Morrow & Co., Inc. has been retained to assist in the solicitation of proxies for a fee of approximately $6,500 plus expenses.

    This Proxy Statement and a form of proxy are being mailed to stockholders commencing on or about March 28, 1994. A copy of the Company's Annual Report to Stockholders containing financial statements for the fiscal year ended December 31, 1993 accompanies this Proxy Statement.

    All share and per-share information in this Proxy Statement has been adjusted to reflect a 100% Common Stock dividend paid on January 28, 1994 to all common stockholders of record on December 31, 1993.

                             ELECTION OF DIRECTORS

    The Company has three classes of directors with staggered three-year terms. Class I consists of three directors, Class II consists of five directors and Class III consists of four directors. Two Class I and five Class II directors are to be elected at the Annual Meeting for terms which continue until the 1996 and 1997 Annual Meeting of Stockholders, respectively, and until their respective successors are duly elected and qualified or until retirement in accordance with the Retirement Plan for Directors (as defined below).

    All five Class II nominees and both Class I nominees have been recommended by the Board of Directors for election as directors. All of the Class II nominees are presently members of the Board of Directors of the Company. The Board of Directors knows of no reason why any of the nominees will be unable to serve. In the event that any nominee becomes unable or declines to serve, the proxies may be voted for the balance of those named and for such other nominee or nominees as the Board may select.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

    Set forth below are the names and ages of the nominees for Class I and Class II director and the continuing directors of Class I and Class III, their principal occupations at present and for the past five years and certain directorships held by each. The terms of the continuing Class I and the Class III directors expire in 1996 and 1995, respectively. Mr. W. B. Seaton has advised the Board that, by mutual agreement with management, he intends to retire from the Board of Directors following the 1994 Annual Meeting. Mr. John
J. Hagenbuch has advised the Board that he intends to resign from the Board effective April 27, 1994. The Board has nominated Mr. Tully M. Friedman and Mr.
G. Craig Sullivan for election as directors at the 1994 Annual Meeting to fill the vacancies resulting from Mr. Seaton's retirement and Mr. Hagenbuch's resignation.

CLASS I--NOMINEES FOR DIRECTOR

[PHOTO] TULLY M. FRIEDMAN (AGE 52). Mr. Friedman has been a general partner of Hellman & Friedman, a San Francisco-based investment firm, since 1984. Mr. Friedman is also a director of Levi Strauss Associates, Inc., Mattel, Inc., McKesson Corporation and Falcon Cable TV, Inc.

[PHOTO] G. CRAIG SULLIVAN (AGE 53). Mr. Sullivan has been the Chairman of the Board and Chief Executive Officer of The Clorox Company since July 1, 1992. Prior to that, he was The Clorox Company's Vice Chairman and Chief Executive Officer (May-June, 1992); Group Vice President (1989-1992); Vice President-Household Products (1984-1989); and Vice President-Food Service Products Division (1981-1984). He joined The Clorox Company in 1971.

CLASS II--NOMINEES FOR DIRECTOR

[PHOTO] CHARLES S. ARLEDGE (AGE 58). Mr. Arledge became a director of the Company in July 1983. Mr. Arledge is a partner of Signal Ventures, a private investment firm. He was Vice President, Strategic Planning of Aerojet-General Corporation from 1986 to 1989. From 1983 to 1986, Mr. Arledge was Senior Vice President, Corporate Development and Planning of The Signal Companies, Inc. He is also a director of Wahlco Environmental Systems, Inc.(a)(b)

[PHOTO] F. WARREN HELLMAN (AGE 59). Mr. Hellman became a director of the Company in November 1988. He is a general partner of Hellman & Friedman, a San Francisco-based investment firm. Mr. Hellman is also a director of Williams-Sonoma, Inc., Levi Strauss Associates, Inc., Great American Management and Investment, Inc., Eagle Industries, Inc. and Franklin Resources, Inc.(c)(d)

[PHOTO] TIMOTHY J. RHEIN (AGE 53). Mr. Rhein has been a director of the Company since July 1990. He has been President and Chief Executive Officer of APL Land Transport Services, Inc. since May 1990. Mr. Rhein served as President and Chief Operating Officer of American President Lines, Ltd. from January 1987 to May 1990.

[PHOTO] FORREST N. SHUMWAY (AGE 67). Mr. Shumway became a director of the Company in August 1987. He retired as Vice Chairman of the Board of Allied-Signal Inc. in December 1987, a position he had held since 1985. He was Chief Executive Officer and Chairman of the Board of The Signal Companies, Inc. from 1968 to 1985 and 1980 to 1985, respectively, until the 1985 merger of The Signal Companies, Inc. into Allied-Signal Inc. Mr. Shumway is also a director of First Interstate Bancorp, Transamerica Corporation, The Clorox Company and Aluminum Company of America.(b)(d)

[PHOTO] BARRY L. WILLIAMS (AGE 49). Mr. Williams became a director of the Company in July 1983. He is President of Williams Pacific Ventures Inc., a venture capital and real estate investment firm. He was President of C. N. Flagg Power Inc., a construction services company, until its sale in July 1992, and was a Managing Principal of Bechtel Investments, Inc. until May 1987. He is also a director of Northwestern Mutual Life Insurance Company, Pacific Gas and Electric Company, Lucas Arts Entertainment Co. and Tenera, L.P.(a)(b)
CLASS I--DIRECTORS

[PHOTO] JOHN J. HAGENBUCH (AGE 42). Mr. Hagenbuch became a director of the Company in November 1988. He is the owner of John J. Hagenbuch & Co. and a general partner of M&H Realty
                    Partners, L.P., both of which are San Francisco-based investment firms. He was a general partner of Hellman & Friedman, a San Francisco-based investment firm, from April 1985 to July 1993. Mr. Hagenbuch is also a director of Story First Communications, Inc.(a)(b)

[PHOTO] JOJI HAYASHI (AGE 54). Mr. Hayashi has been President and Chief Executive Officer of American President Lines, Ltd. since May 1990. He served as Vice Chairman of the Board of the Company from January 1989 to May 1990. Prior to that, he was Executive Vice President and Chief Operating Officer of the Company from January 1987 to January 1989. He has been a director of the Company since July 1983.

[PHOTO] W. B. SEATON (AGE 68). In January 1992 Mr. Seaton retired as Chairman of the Board and Chief Executive Officer of the Company, positions he held since May 1984 and July 1983, respectively. He has been a director of the Company since July 1983. He was President of the Company from July 1983 until August 1990.(c)

CLASS III--DIRECTORS

[PHOTO]             JOHN  H. BARR (AGE 64).   Mr. Barr became  a director of the
                    Company in July 1983. He is a real estate developer of industrial parks.(a)(d)

[PHOTO] JOHN M. LILLIE (AGE 57). Mr. Lillie became Chairman of the Board and Chief Executive Officer of the Company in January 1992. He became a director in January 1990 and President of the Company in August 1990. He was also Chief Operating Officer from August 1990 to January 1992. From May 1989 to August 1990 he was a general partner of Sequoia Associates, a private investment firm. From April 1985 to April 1986 he was President and Chief Executive Officer and from April 1986 to April 1989 Chief Executive Officer and Chairman of the Board of Lucky Stores, Inc. Mr. Lillie is also a director of The Gap, Inc. and a trustee of Stanford University.(c)

[PHOTO] TONI REMBE (AGE 57). Ms. Rembe was elected as a director of the Company in October 1993. She has been a partner in the law firm of Pillsbury Madison & Sutro since 1971, where she is managing partner of the firm's Tax Group and a former member of the Executive Committee. She is also a director of Pacific Telesis Group, Potlatch Corporation and Safeco Corporation, and a Trustee of Van Loben Sels Foundation and the American Conservatory Theater.

[PHOTO] WILL M. STOREY (AGE 62). Mr. Storey became Executive Vice President, Chief Financial Officer, Treasurer and a director of the Company in March 1991. He was a consultant and Vice Chairman of Manville, Inc. from 1989 to 1991 and Vice Chairman of Federated Department Stores, Inc. from 1982 to 1988. Prior to that, he was Executive Vice President and Chief Financial Officer of Boise Cascade Corporation. He is also a director of T. I. S. Mortgage Investment Company, Albertsons, Inc., Manville, Inc. and Riverwood International Corporation.

                                              (SEE FOOTNOTES ON FOLLOWING PAGE.)

- ---------
(a) Member of the Audit Committee
(b) Member of the Nominating Committee
(c) Member of the Executive Committee
(d) Member of the Compensation Committee

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

    The Company has standing audit, compensation, executive and nominating committees of the Board of Directors.

    The Audit Committee assists the Board in matters relating to accounting. The Audit Committee receives from, and reviews with, the Company's independent auditors the annual report of such auditors; reviews with the independent auditors the scope of the succeeding annual audit; nominates the independent auditors to be selected each year by the Board; reviews consulting services rendered by the Company's independent auditors and evaluates the possible effect on the auditors' independence of performing such services; ascertains the existence of adequate internal accounting and control systems; and reviews with management and the Company's independent auditors current and emerging accounting and financial reporting requirements and practices affecting the Company. The Audit Committee held three meetings during 1993.

    The Compensation Committee determines or reviews and passes upon management's recommendations with respect to executive compensation, bonuses, incentive stock awards and stock option grants. The Compensation Committee held four meetings during 1993.

    The Executive Committee, subject to the ultimate direction and control of the Board of Directors, exercises all of the powers of the Board in the management of the business and affairs of the Company during the intervals between meetings of the Board. The Executive Committee held no meetings during 1993.

    The Nominating Committee makes recommendations to the Board with respect to the number of directors to serve on the Board, reviews potential candidates for director and recommends nominees for election as director. The Nominating Committee held two meetings during 1993. Any stockholder may recommend director nominees to the Nominating Committee by writing to the Secretary of the Company not less than 30 nor more than 60 days prior to any stockholders' meeting called for the election of directors. Submissions should include the full name, age, business and residence addresses of the proposed nominee and a statement of the nominee's qualifications, including the nominee's principal occupation and employment during the last five years, and the number of shares of Common Stock owned by the nominee.

    Six meetings of the Board of Directors were held during 1993. During 1993, each of the directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which such director served which were held during the period of such director's service.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, as of December 31, 1993, the number of shares of Common Stock and Series C Preferred Stock beneficially owned by the directors and nominees named above, the executive officers listed in the Summary Compensation Table and the directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals and contained in the Company's records, and all share and per-share amounts have been adjusted to reflect the 100% Common Stock dividend paid on January 28, 1994 to all common stockholders of record on December 31, 1993.

                                                                                   NUMBER OF SHARES                   PERCENT OF
                                                                        CLASS OF     BENEFICIALLY        PERCENT OF     VOTING
NAME                                                                      STOCK        OWNED(1)           CLASS(2)   SECURITIES(2)
- ----------------------------------------------------------------------  ---------  ----------------      ----------  -------------
Joji Hayashi..........................................................  Common            30,706           *            *
John M. Lillie........................................................  Common           455,868   (3)        1.6  %        1.4   %
James S. Marston......................................................  Common            31,440           *            *
Timothy J. Rhein......................................................  Common            43,988           *            *
Will M. Storey........................................................  Common            46,666           *            *
Charles S. Arledge....................................................  Common             7,450           *            *
John H. Barr..........................................................  Common            33,332           *            *
Tully M. Friedman.....................................................  Common            67,200   (4)     *
                                                                        Series C                                           12.9   %
                                                                        Preferred      1,500,000   (4)        100  %
John J. Hagenbuch.....................................................  Common             3,332           *            *
F. Warren Hellman.....................................................  Common            70,532   (4)     *
                                                                        Series C                                           12.9   %
                                                                        Preferred      1,500,000   (4)        100  %
Toni Rembe............................................................  Common             1,000           *            *
W. B. Seaton..........................................................  Common            35,656           *            *
Forrest N. Shumway....................................................  Common             9,332           *            *
G. Craig Sullivan.....................................................     --           --                 --           --
Barry L. Williams.....................................................     --           --                 --           --
All directors and executive officers as a group
 (17 persons including the 15 named above)............................  Common           809,142              2.9  %
                                                                                                                           15.0   %
                                                                        Series C
                                                                        Preferred      1,500,000              100  %

* Less than 1%.
- ---------
(1) Includes restricted shares of Common Stock granted under the Company's 1989 Stock Incentive Plan and 1987 Contingent Management Incentive Plan which have not vested, as follows: Mr. Marston, 9,000; and all directors and executive officers as a group, 9,000. Also includes shares of Common Stock which may be acquired pursuant to the exercise of options exercisable on December 31, 1993 or within 60 days thereafter, as follows:
      Mr. Hayashi, 22,916; Mr. Lillie, 439,868; Mr. Marston, 12,680; Mr. Rhein, 37,834; Mr. Storey, 46,666; Mr. Arledge, 3,332; Mr. Barr, 3,332; Mr.
      Hagenbuch, 3,332; Mr. Hellman, 3,332; Mr. Seaton, 666; Mr. Shumway, 3,332; and all directors and executive officers as a group, 615,986. Also includes shares attributable to accounts under the Company's SMART Plan as of December 31, 1993, as follows: Mr. Hayashi, 1,636; Mr. Marston, 944; and all directors and executive officers as a group, 3,724.
(2) Each share of Series C Preferred Stock is entitled to approximately 2.641 votes. All percentages are given as of March 1, 1994, based on 27,198,180 shares of Common Stock and 1,500,000 shares of Series C Preferred Stock outstanding.

(3)   Includes  6,000  shares owned  by Mr.  Lillie's  two children.  Mr. Lillie disclaims beneficial ownership of such shares.
(4)   Includes an aggregate of 67,200 shares  of Common Stock held by Hellman  &
      Friedman  Capital Partners,  a California  Limited Partnership,  Hellman &
      Friedman Capital Partners  International (BVI) and  H&F Redwood  Partners,
      L.P.  and an  aggregate of  1,500,000 shares  of Series  C Preferred Stock beneficially owned by  Hellman & Friedman  Capital Partners, a  California
      Limited  Partnership,  Hellman &  Friedman Capital  Partners International
      (BVI), APC Partners, L.P., and H&F Redwood Partners, L.P. Messrs.  Hellman
      and  Friedman are directors and officers  of each of the corporate general partners of the general partners of such partnerships. Messrs. Hellman and
      Friedman each beneficially owns 50% of the stock of each such  corporation and share investment and voting power with respect to the shares of Common
      Stock  and Series C Preferred Stock  held by the above-named partnerships.
      At the Annual  Meeting, the Series  C Preferred Stock  will vote  together with  the Common Stock on all  matters submitted to the stockholders. Each share of  Series C  Preferred  Stock is  entitled to  approximately  2.641 votes.  See "Certain Beneficial Ownership  of Securities--Voting of Shares
      by Certain Stockholders." Messrs. Hellman and Friedman disclaim beneficial ownership of these shares. Messrs. Hellman's and Friedman's address is c/o
      Hellman &  Friedman, One  Maritime Plaza,  12th Floor,  San Francisco,  CA
      94111.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    Information is set forth below as to the compensation awarded to, earned by or paid to the Chief Executive Officer, each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer and the Company's directors for services rendered to the Company and its subsidiaries during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                                    ------------------------------------
                                                                                         AWARDS(1)           PAYOUTS
                                                    ANNUAL COMPENSATION             -------------------  ---------------
                                         -----------------------------------------      SECURITIES          LONG-TERM
                                                                   OTHER ANNUAL         UNDERLYING          INCENTIVE
NAME AND PRINCIPAL POSITION     YEAR       SALARY      BONUS     COMPENSATION (2)         OPTIONS        PLAN PAYOUTS(3)
- ----------------------------  ---------  ----------  ----------  -----------------  -------------------  ---------------
Joji Hayashi ...............       1993  $  351,000  $  243,252      $   2,302              63,250          $  73,440
 President and Chief               1992  $  337,500  $  240,469      $   1,114              15,250          $       0
 Executive Officer of              1991  $  324,290  $  231,107         --                  23,000          $       0
 American President Lines,
 Ltd.
John M. Lillie .............       1993  $  553,800  $  403,997      $     294              85,870          $  75,000
 Chairman of the Board,            1992  $  532,500  $  399,375      $     127              19,870          $       0
 President and Chief               1991  $  512,019  $  384,375         --                  30,000          $       0
 Executive Officer
James S. Marston ...........       1993  $  280,000  $  183,834      $   1,761              43,620          $  61,200
 Senior Vice President             1992  $  269,000  $  181,575      $   1,868              10,620          $  94,500
 and Chief Information             1991  $  258,810  $  174,707         --                  16,000          $  82,125
 Officer
Timothy J. Rhein ...........       1993  $  351,000  $  243,252      $   2,073              63,250          $  73,440
 President and Chief               1992  $  337,500  $  240,469      $     845              15,250          $  30,000
 Executive Officer of              1991  $  324,290  $  231,107         --                  23,000          $  19,406
 APL Land Transport
 Services, Inc.
Will M. Storey .............       1993  $  351,000  $  243,252      $      81              48,000          $       0
 Executive Vice President,         1992  $  337,500  $  240,469      $      14                   0          $       0
 Chief Financial Officer           1991  $  268,221  $  231,107         --                 160,000          $       0
 and Treasurer

                                   ALL OTHER
NAME AND PRINCIPAL POSITION   COMPENSATION (2)(4)
- ----------------------------  -------------------
Joji Hayashi ...............      $    22,430
 President and Chief              $    21,119
 Executive Officer of                 --
 American President Lines,
 Ltd.
John M. Lillie .............      $    33,867
 Chairman of the Board,           $    31,950
 President and Chief                  --
 Executive Officer
James S. Marston ...........      $    18,587
 Senior Vice President            $    17,389
 and Chief Information                --
 Officer
Timothy J. Rhein ...........      $    22,313
 President and Chief              $    21,006
 Executive Officer of                 --
 APL Land Transport
 Services, Inc.
Will M. Storey .............      $    21,465
 Executive Vice President,        $    20,250
 Chief Financial Officer              --
 and Treasurer

- ---------
(1) No restricted stock awards were made in the last three fiscal years. At the end of 1993, the number and value of the aggregate restricted stock holdings of Mr. Marston were 9,000 shares of Common Stock and $257,625, respectively. No other executive officer holds restricted stock. Dividends are paid on restricted stock to the same extent as on unrestricted shares of Common Stock.
(2) In accordance with the transitional provisions of the Securities and Exchange Commission's revised rules on executive compensation disclosure, amounts of "Other Annual Compensation" and "All Other Compensation" have not been included for fiscal year 1991.

(3)   Amounts shown with respect to 1993 represent payments under the 1990 bonus program, which contained  a provision allowing  current employees to  earn all  or a portion of  their annual target bonuses  that were not paid with respect to 1990,  if the  Company achieved certain  cumulative net  income targets  for fiscal years 1991 through 1993. Amounts shown with respect to
      1992 and 1991 represent cash settlements of vested stock units awarded  in
      1987 under the Company's 1987 Contingent Management Incentive Plan.
(4)   During  fiscal year 1993, the Company  paid premiums on life insurance for
      Messrs. Hayashi, Marston and Rhein having values of $965, $1,464 and $848, respectively; made matching contributions  under the Company's SMART  Plan for  Messrs.  Lillie,  Rhein  and Storey  of  $8,994,  $3,721  and $8,994,
      respectively; and  made matching  contributions under  the Company's  1988
      Deferred Compensation Plan for Messrs. Hayashi, Lillie, Marston, Rhein and
      Storey of $21,465, $24,873, $17,123, $17,744, and $12,471, respectively.

    Information is provided below with respect to all stock option grants to and exercises by the five executive officers named in the Summary Compensation Table during fiscal year 1993.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                   INDIVIDUAL GRANTS
                                               ----------------------------------------------------------
                                               NUMBER OF        % OF TOTAL
                                               SECURITIES         OPTIONS
                                               UNDERLYING       GRANTED TO                                 GRANT DATE
                                                OPTIONS          EMPLOYEES     EXERCISE PRICE  EXPIRATION   PRESENT
NAME                                           GRANTED(1)     IN FISCAL YEAR    PER SHARE(1)      DATE      VALUE(2)
- ---------------------------------------------  ----------     ---------------  --------------  ----------  ----------
Joji Hayashi.................................     15,250 (3)           .63   % $      19.50      1/25/03   $ 135,573
                                                  48,000 (4)          1.98   % $      22.38      7/26/03   $ 407,040
John M. Lillie...............................     19,870 (3)           .82   % $      19.50      1/25/03   $ 176,644
                                                  66,000 (4)          2.72   % $      22.38      7/26/03   $ 559,680
James S. Marston.............................     10,620 (3)           .44   % $      19.50      1/25/03   $  94,412
                                                  33,000 (4)          1.36   % $      22.38      7/26/03   $ 279,840
Timothy J. Rhein.............................     15,250 (3)           .63   % $      19.50      1/25/03   $ 135,573
                                                  48,000 (4)          1.98   % $      22.38      7/26/03   $ 407,040
Will M. Storey...............................     48,000 (4)          1.98   % $      22.38      7/26/03   $ 407,040

- ---------
(1) All options were granted at fair market value. During fiscal year 1993, no stock appreciation rights were awarded to any executive officer.
(2) "Grant Date Present Values" were determined based upon the Black-Scholes option pricing model. These are estimated values based upon the following arbitrary assumptions: stock price volatility calculated using daily stock prices for the 18-month period prior to the grant date; a risk-free rate of return equivalent to the interbank borrowing rate applicable to borrowings having a term equal to the remaining term of the option; exercise on the option expiration date; and a future dividend yield of 1.29%. The actual value, if any, that an executive ultimately realizes upon the exercise of an option will be the difference between the market price of the underlying shares and the option exercise price on the date of exercise.
(3) These options are exercisable as to one-third of the shares on January 26, 1994, and an additional one-third of the shares on each of January 26, 1995 and 1996. In addition, the options will vest in full upon a change in control as provided in employment agreements with the named executives. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements and Certain Transactions."

(4) These options vest over a two-to nine-year period based upon the achievement of stock price targets (the "performance options"). The percentage of the performance options that vest during specified time periods will depend on the amount of stock price appreciation in those time periods, as described in more detail below under "Description of the Amended and Restated Plan -- New Long-Term Incentive Program." On July 27,
      1998, the options will vest as to 60% of the covered shares if not otherwise vested, and on July 27, 2002, the options will vest as to the remaining 40% if not otherwise vested. In addition, the options will vest in full upon a change in control with respect to the Company (as defined in the 1989 Stock Incentive Plan).

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                                  NUMBER OF
                                                                                                  SECURITIES        VALUE OF
                                                                                                  UNDERLYING      UNEXERCISED
                                                                                                 UNEXERCISED      IN-THE-MONEY
                                                                                                  OPTIONS AT       OPTIONS AT
                                                                                                    FISCAL           FISCAL
                                                                                                   YEAR-END         YEAR-END
                                                                        SHARES
                                                                      ACQUIRED ON    VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                                                   EXERCISE     REALIZED    UNEXERCISABLE    UNEXERCISABLE
- --------------------------------------------------------------------  -----------  ----------  ----------------  --------------
Joji Hayashi........................................................      15,332   $  177,045         5,084/      $     60,380
                                                                                                      81,084      $    705,083
John M. Lillie......................................................           0   $        0       426,623/      $  7,766,148
                                                                                                     109,117      $    932,372
James S. Marston....................................................       8,940   $   83,955           266/      $      5,038
                                                                                                      56,034      $    488,241
Timothy J. Rhein....................................................      40,414   $  451,962        20,002/      $    381,281
                                                                                                      81,084      $    705,083
Will M. Storey......................................................      60,000   $  934,500        46,666/      $    831,238
                                                                                                     101,334      $  1,250,012

PENSION PLAN TABLE

    The following table illustrates the approximate retirement income (including the supplemental benefit under the Company's Excess-Benefit Plan) which may become payable under the American President Companies, Ltd. Retirement Plan (the "Retirement Plan") to an employee credited with the number of years of service shown, assuming that benefits commence at age 65 and are payable in the normal form (generally a joint and 50% survivor benefit).

                            ANNUAL RETIREMENT INCOME

                                           YEARS OF SERVICE
   5-YEAR AVERAGE     ----------------------------------------------------------
ANNUAL COMPENSATION       15          20          25          30          35
- --------------------  ----------  ----------  ----------  ----------  ----------
        $400,000      $  120,000  $  160,000  $  180,000  $  200,000  $  200,000
        $500,000      $  150,000  $  200,000  $  225,000  $  250,000  $  250,000
        $600,000      $  180,000  $  240,000  $  270,000  $  300,000  $  300,000
        $700,000      $  210,000  $  280,000  $  315,000  $  350,000  $  350,000
        $800,000      $  240,000  $  320,000  $  360,000  $  400,000  $  400,000
        $900,000      $  270,000  $  360,000  $  405,000  $  450,000  $  450,000
      $1,000,000      $  300,000  $  400,000  $  450,000  $  500,000  $  500,000
      $1,100,000      $  330,000  $  440,000  $  495,000  $  550,000  $  550,000
      $1,200,000      $  360,000  $  480,000  $  540,000  $  600,000  $  600,000

    The amounts shown in the table are subject to adjustment for Social Security benefits. The credited years of service of the executive officers of the Company named in the Summary Compensation Table are as follows: Mr. Hayashi, 25 years; Mr. Lillie, 3 years; Mr. Marston, 6 years; Mr. Rhein, 26 years; and Mr. Storey, 3 years. The compensation covered by the Retirement Plan and Excess-Benefit Plan was $701,987, $1,052,178, $555,490, $701,987 and $569,795, for Messrs. Hayashi,
Lillie, Marston, Rhein and Storey, respectively, during 1993. Covered compensation for any year is equal to the sum of the employee's annual salary rate on June 1 and any cash bonus that the employee receives or defers during the year. However, the compensation on which retirement income would be determined is different from such amount because benefits are based upon a five-year average of the employee's compensation. See also "Employment Contracts, Termination of Employment and Change-in-Control Arrangements and Certain Transactions."

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive an annual retainer of $24,000, a fee of $1,000 per meeting when attending Board or stockholder meetings and an additional fee of $850 for each committee meeting attended. All directors are reimbursed for their reasonable expenses incurred in connection with the Company's business. Under a deferred compensation plan, a director can elect to defer receipt of compensation earned as a director. Deferred amounts, together with interest, become payable over a period of up to 10 years commencing at the time specified by the director when the election to defer compensation is made.

    Under the Retirement Plan for Directors of American President Companies, Ltd. (the "Retirement Plan for Directors"), directors who have never been employees of the Company are eligible to receive an unfunded benefit if they complete five years of service as a director or if they attain age 70 or become permanently and totally disabled while serving as a director. The benefit is equal to the amount of the annual retainer paid by the Company to its directors, as adjusted during the period that the retired director is receiving the benefit, and is paid for a period equal to the lesser of 10 years or one year for each full or partial year of service as a director. A reduced benefit for a director's surviving spouse is provided in the event that the director dies before retirement or dies after retirement but before expiration of his or her benefit. In addition, the Retirement Plan for Directors provides for mandatory retirement of a director not later than the date of the annual meeting of stockholders of the Company coinciding with or next following his or her 70th birthday (72nd birthday for individuals who were directors on September 15, 1992).

    Under the 1992 Directors' Stock Option Plan, directors who have never been Company employees receive options to purchase 10,000 shares of Common Stock upon election or appointment to the Board of Directors, and all non-employee directors receive annual grants of options to purchase 2,000 shares of Common Stock. These options have exercise prices equal to the fair market value of the Company's Common Stock on the grant date. They vest in three equal annual installments and, if held for at least six months, vest in full upon the non-employee director's retirement, death or disability or a change in control of the Company. As provided in the plan, Messrs. Arledge, Barr, Hagenbuch, Hellman, Seaton, Shumway and Williams each received options to purchase 2,000 shares, and Ms. Rembe received options to purchase 10,000 shares, of Common Stock in fiscal year 1993.

    Mr. Seaton retired as Chairman of the Board and Chief Executive Officer of the Company effective January 2, 1992. Pursuant to an agreement which the Company entered into with Mr. Seaton at that time, Mr. Seaton continued to participate in the Company's life and group health insurance plans until September 2, 1993, the date his employment agreement with the Company would have expired. The Company also continued to provide Mr. Seaton with financial planning services with respect to the 1992 tax year and to reimburse him for the operating expenses for an automobile through September 2, 1993. Mr. Seaton has agreed to provide consulting services to the Company with respect to industry and community affairs. So long as he continues to perform such services, the Company has agreed to provide him with an office and secretarial support.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND CERTAIN TRANSACTIONS

    Mr. Lillie is employed at an annual salary of not less than $575,950 under an employment agreement that expires when he reaches age 62. The agreement may be terminated by the Company for cause upon 30 days' notice or for any reason upon six months' notice. The agreement may be terminated by Mr. Lillie for any reason upon six months' notice. While the agreement remains in effect, Mr. Lillie is entitled to receive his salary and to participate in the employee benefit and compensation plans maintained by the Company. If the Company terminates Mr. Lillie's employment without cause, 150% of his base salary and participation in all insurance and similar plans will continue for three years (but not beyond age 62), and this period will be counted as employment with the Company for purposes of determining the termination date of options, vesting under the Company's executive compensation programs, including the 1989 Stock Incentive Plan, and calculation of a supplemental retirement benefit.

    The agreement with Mr. Lillie also provides that he will receive a minimum pension upon retirement at age 62 equal to 40% of his highest five-year average annual compensation (subject to adjustment for Social Security benefits). Any difference between this amount and Mr. Lillie's benefit under the Company's retirement program will be made up on an unfunded basis. If he retires before age 62, this minimum pension will be proportionately reduced.

    In the event of a change in control with respect to the Company (as defined below), Mr. Lillie's contract provides that he may resign within one year after such change and may elect to receive either the continuation of 150% of base salary and benefits as described above for three years (but not beyond age 62) or a lump sum severance benefit equal to 150% of his annual base salary at its most recent rate times three (or the number of years remaining to age 62, if less). If Mr. Lillie's employment is terminated for any reason at any time following a change in control, or if he resigns within one year after being removed as Chief Executive Officer or any other material change in his responsibilities or the relocation of his place of employment by over 20 miles, he may also elect to receive either the lump sum severance benefit or the continuation of 150% of base salary and other benefits as described above for three years (but not beyond age 62). (150% of base salary is utilized because bonuses and other forms of supplemental compensation are not taken into account in computing the amount of the severance benefit.) Currently, if Mr. Lillie's employment terminated after a change in control, or if he elected to resign under the circumstances specified above, the value of the lump sum severance benefit would be approximately $2,591,775. Alternatively, he could elect to continue receiving 150% of his base salary, plus insurance and similar benefits with an annual value of approximately $10,100 and vesting under executive compensation programs for three years, and to receive a supplemental retirement benefit upon retirement of $8,827 payable monthly for life, and a reduced benefit for his surviving spouse. Any stock options or other incentive awards that Mr. Lillie holds at the time of a change in control will immediately become vested.

    If the Company terminates Mr. Lillie's active employment because he becomes disabled, he will receive a supplemental disability benefit until age 62 equal to 67% of his base salary, reduced by any other disability benefits (including statutory benefits) to which he is entitled. The agreement with Mr. Lillie also provides that the Company will compensate him for any amounts that he does not receive as a result of any provision in any plan or agreement limiting payments which are nondeductible by the Company for federal income tax purposes on account of Internal Revenue Code provisions relating to golden parachute payments.

    For purposes of Mr. Lillie's employment agreement, the term "change in control" is defined as the occurrence of any of the following events: (a) a change in control occurs which is required to be reported in the Company's next proxy statement under the rules of the Securities and Exchange Commission; (b) any person is or becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its securities; or (c) a change in the composition of the Company's Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

    Messrs. Hayashi, Marston, Rhein and Storey are employed at annual salaries of not less than $365,040, $291,200, $365,040 and $365,040, respectively, under employment agreements that expire when they attain age 65. These agreements may be terminated by either party for any reason upon 30 days' notice. While the agreements remain in effect, these individuals are entitled to receive their salaries and to participate in the employee benefit and compensation plans maintained by the Company. If the Company terminates their employment without cause, 147.5% of their base salaries (145% for Mr. Marston) and participation in all insurance and similar plans will continue for three years (but not beyond age 65) and the applicable period will be counted as employment with the Company for purposes of determining the termination date of options, vesting under the Company's executive compensation programs, including the 1989 Stock Incentive Plan, and calculation of a supplemental retirement benefit. In the event of such termination, Mr. Hayashi would also be credited with service for purposes of calculating the supplemental retirement benefit for a period during which he was employed by the Company in a seagoing position.

    The agreements with Messrs. Hayashi, Marston, Rhein and Storey also provide that the Company will compensate them for any amounts that they do not receive as a result of any provision in any plan or agreement limiting payments which are nondeductible by the Company for federal income tax purposes on account of Internal Revenue Code provisions relating to golden parachute payments.

    In addition, Mr. Storey's agreement provides that, if his employment with the Company terminates before he has sufficient service to vest in a benefit under the Company's Retirement Plan, he will receive an unfunded pension benefit based upon his service and the benefit formula of such plan. In addition, upon termination of his employment with the Company, Mr. Storey will be provided with health insurance coverage comparable to the coverage provided to the Company's retirees as of March 1991 and will contribute to the cost of such coverage on the same basis as retirees are contributing at the time he is receiving such coverage.

    Provisions in the agreements with Messrs. Hayashi, Marston, Rhein and Storey relating to termination of employment following a change in control are similar to the terms of Mr. Lillie's employment agreement, except that they may resign and receive a lump sum severance benefit or continuation of salary and other benefits as described above if such resignation occurs as a result of any material change in responsibilities or relocation of place of employment by over 20 miles within one year after the change in control or for any reason within a 30-day period commencing one year after the change in control. Currently, if the employment of Messrs. Hayashi, Marston, Rhein and Storey terminated after a change in control, the value of their lump sum severance benefits would be approximately $1,615,300, $1,266,700, $1,615,300 and $1,256,200, respectively.
Alternatively, they could elect to continue receiving 147.5% of their base salaries (145% for Mr. Marston), plus insurance and similar benefits with annual values of approximately $11,000, $9,300, $10,900 and $7,900, respectively, and vesting under executive compensation programs for the applicable periods, and to receive supplemental retirement benefits upon retirement of $3,813, $2,621, $4,257 and $4,313, respectively, payable monthly for life, and reduced benefits for their surviving spouses.

    Pursuant to the terms of the Preferred Stock Purchase Agreement between the Company and Hellman & Friedman Capital Partners ("HFCP") and Hellman & Friedman Capital Partners International (BVI) ("BVI") (HFCP and BVI being referred to together as "H&F"), dated August 3, 1988, as amended, whereby H&F acquired an aggregate of 1,500,000 shares of the Company's Series C Preferred Stock (see "Certain Beneficial Ownership of Securities"), H&F have the right to designate two persons for nomination as members of the Board of Directors. The Company is obligated to use its best efforts to cause such designees to become nominated for election by the stockholders as members of the Board of Directors and to vote all shares for which the Company's management or the Board holds proxies, or is otherwise entitled to vote, in favor of the election of such designees. Mr. F. Warren Hellman and Mr. John J. Hagenbuch have been nominated by H&F and elected by the stockholders to the Board of Directors. Mr. Hellman is a nominee for election at the 1994 Annual Meeting. H&F have nominated Mr. Tully M. Friedman to replace Mr. Hagenbuch as a director following Mr. Hagenbuch's resignation on April 27, 1994.

    Pillsbury Madison & Sutro, of which Ms. Rembe is a partner, provides legal services to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation of the Company's senior management is determined by the Compensation Committee of the Board of Directors, which is comprised of three non-employee directors. The Committee believes that the Company's executive compensation program should attract and retain highly qualified personnel and provide meaningful incentives for superior performance. The Company seeks to link executives' interests with those of the Company's stockholders by rewarding the achievement of short-and long-term performance goals, as measured by improvements in the Company's earnings and return on equity. The Company intends that certain compensation paid to its senior management in 1994, including stock options, be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code. The Committee has retained an independent compensation consultant to provide ongoing advice with respect to the Company's compensation plans and programs.

    The Compensation Committee determined 1993 base salaries on the basis of its review of recommended increases for the senior executives (other than the Chief Executive Officer) developed by the management of the Company on the basis of national salary survey data for comparably sized industrial companies, performance evaluations and expected future contributions of the individual executives. Cash compensation (salary plus bonus) is generally targeted at the median of the companies surveyed. The Committee determined the base salary of the Chief Executive Officer based upon similar competitive data, the Committee's assessment of his past performance and its expectations as to his future contributions.

    In December 1992, the Compensation Committee approved a bonus program for 1993. Return on equity targets were established based upon anticipated results for 1992 and the outlook for 1993, and bonus pools ranging from 50% to 150% of target bonuses were established to correspond to levels of return on equity. The annual bonus program was recommended by the management of the Company and approved  by  the  Committee.  Following  the end  of  the  year,  the Committee authorized a bonus pool of 145.9% of target bonuses, consistent with the performance target achieved for the year, reviewed and acted upon recommendations of the management of the Company with respect to bonuses for the Company's other senior executives and fixed the bonus of the Chief Executive Officer. Individual bonus awards were based upon the individual's annual salary and target bonus and an evaluation of the individual's contribution to the Company's performance.

    In January 1993, the Compensation Committee determined the annual stock option grant levels for the Company's senior executives and other eligible officers and key employees for 1993. This determination was made based upon competitive practices for general industry and the Company's performance during 1992. Competitive data on the range of aggregate annual option grants relative to the number of shares outstanding were considered, and the grant levels were set at the higher end of that range based upon the Company's 1992 return on equity.

    In July 1993, the Committee approved a new long-term incentive program, which is intended to replace annual option grants for the next five years. Under the program, performance options will be granted to each employee in an aggregate amount of approximately five times the employee's 1993 annual grant. Utilizing shares already authorized under the Company's 1989 Stock Incentive Plan (the "Plan"), the Committee granted each eligible employee options for 60% of the specified shares. Each of these performance options has a term of 10 years and an exercise price equal to the fair market value of the Company's Common Stock at the time of grant. Vesting will occur over a two-to nine-year period depending upon the Company's achievement of certain stock price targets, as described under "Description of the Amended and Restated Plan -- New Long-Term Incentive Program" below. In addition, eligibility for grants under the new program has been extended to employees at lower salary grades, nearly doubling the number of employees receiving options. If the stockholders approve the amendment and restatement of the Plan, the Committee intends to complete implementation of the new long-term incentive program by granting performance options for the remaining 40% of the specified shares immediately thereafter.

    The Committee believes that the long-term incentive program will meet key strategic objectives of linking the interests of employees with the interests of stockholders in stock price appreciation, creating a high level of employee focus and motivation, enhancing employee ownership of the Company's stock and promoting employee retention. The Committee also believes that the grant levels are within reasonable competitive limits and will not result in unacceptable stockholder dilution.

    With respect to Mr. Lillie's compensation for 1993, based upon the foregoing factors, the Compensation Committee determined that a 4% increase in base salary was appropriate, made an annual option grant for 19,870 shares of the Company's Common Stock and granted performance options for 66,000 shares under the new long-term incentive program. In addition, the Committee awarded Mr. Lillie a bonus that was 145.9% of his target bonus, based upon the Company's achievement of the corresponding return on equity target under the 1993 bonus program and taking into consideration his contribution to the Company's overall results for 1993.

    The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive with the compensation provided by employers of comparable size and that the annual bonus and stock option programs have successfully focused the Company's senior management on increasing profitability and stockholder value and reducing costs.

                                          F. Warren Hellman, Chairman
                                          John H. Barr
                                          Forrest N. Shumway

PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's Common Stock with a comparable return on the indicated indices for the last five fiscal years. The total return on the Company's Common Stock is determined based on the change in the price of the Common Stock and assumes reinvestment of all dividends and an original investment of $100. The total returns on the indicated indices also assume reinvestment of dividends and an original investment in each index of $100 on December 30, 1988.

                          TOTAL RETURN TO SHAREHOLDERS

                              [PERFORMANCE CHART]

                   CERTAIN BENEFICIAL OWNERSHIP OF SECURITIES

    Each of the following stockholders has advised the Company under the rules of the Securities and Exchange Commission that it is the beneficial owner of more than 5% of the class of the Company's capital stock indicated below. The following information is furnished as of December 31, 1993 with respect to any person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock or Series C Preferred Stock of the Company. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares shown.

                                        NUMBER OF SHARES
NAME AND ADDRESS                          BENEFICIALLY       CLASS OF    PERCENT OF           PERCENT OF
OF BENEFICIAL OWNER                         OWNED(1)           STOCK      CLASS(2)       VOTING SECURITIES(2)
- ------------------------------------  --------------------  -----------  -----------     ---------------------
Hellman & Friedman                             919,327       Series C         61.3%
Capital Partners(3)                                          Preferred                                   8.0%
                                                61,824        Common          *
Hellman & Friedman                              49,645       Series C          3.3%
Capital Partners                                             Preferred
International (BVI)(3)                                                                            *
                                                 3,308        Common          *
APC Partners, L.P.(3)                          500,000       Series C         33.3%                      4.2%
                                                             Preferred
H&F Redwood Partners, L.P.(3)                   31,028       Series C          2.1%
                                                             Preferred
                                                                                                  *
                                                 2,068        Common          *
FMR Corp.                                    3,340,800        Common          12.3%                     10.7%
82 Devonshire Street
Boston, MA 02109
Heine Securities Corporation                 2,376,000        Common           8.7%                      7.6%
51 J.F.K. Parkway
Short Hills, New Jersey 07078
RCM Capital Management(4)                    2,399,318        Common           8.8%                      7.7%
Four Embarcadero Center
Suite 2900
San Francisco, California 94111
Trimark Investment                           2,340,000        Common           8.6%                      7.5%
Management Inc.
Scotia Plaza, Suite 5200
40 King Street West
Toronto, Ontario M5H 3Z3

* Less than 1%

                                              (SEE FOOTNOTES ON FOLLOWING PAGE.)

- ---------
(1)   Following  a 100% Common  Stock dividend paid  on January 28,  1994 to all common stockholders of record on December 31, 1993.
(2)  Each share of Series C Preferred  Stock is entitled to approximately  2.641 votes.  All percentages are given as of  March 1, 1994, based on 27,198,180 shares of Common  Stock and 1,500,000  shares of Series  C Preferred  Stock outstanding.
(3)  The  voting and dispositive powers  with respect to the  shares of Series C
     Preferred Stock held by each of the holders of the Series C Preferred Stock
     (the "Series C Investors") are indirectly controlled by Hellman &  Friedman
     Capital  Management, Inc., H&F Capital  Management International, Inc., APC
     Administrators, Inc. and H&F Redwood Investors, Inc., respectively. A trust of which Mr. F. Warren Hellman is  a trustee and a beneficiary and a  trust of which Mr. Tully M. Friedman is a trustee and a beneficiary each owns 50%
     of  the stock of  each such corporation.  As a result,  Messrs. Hellman and
     Friedman could be deemed to beneficially  own 100% of the 1,500,000  shares of  Series C Preferred Stock of the  Company issued and outstanding and the aggregate of 67,200  shares of  the Common Stock  of the  Company owned  by
     Hellman  & Friedman Capital  Partners, Hellman &  Friedman Capital Partners
     International (BVI)  and H&F  Redwood Partners,  L.P. Messrs.  Hellman  and
     Friedman  disclaim such  beneficial ownership. The  address of  each of the
     Series C Investors  is c/o  Hellman &  Friedman, One  Maritime Plaza,  12th
     Floor, San Francisco, CA 94111.
(4)  Includes  1,844,538  shares as  to which  RCM  Capital Management  has sole voting power, 2,381,318 shares  as to which it  has sole investment  power, and 18,000 shares as to which it has shared investment power.

VOTING OF SHARES BY CERTAIN STOCKHOLDERS

    The Series C Investors have agreed with the Company to vote all voting securities of the Company owned by them in accordance with the recommendation of the Board of Directors when voting together as a single class with the holders of shares of Common Stock. As of March 1, 1994, the Series C Investors were entitled to 4,028,700 votes at the Annual Meeting, which at March 1, 1994 represented approximately 12.9% of the voting power of the Company. The Board of Directors has established a committee of independent directors composed of Mr. Barr and Ms. Rembe to determine the voting of the shares held by the Series C Investors at the 1994 Annual Meeting of Stockholders. The committee has determined that all of such votes will be cast for the election of the seven nominees for director listed in this Proxy Statement and for the proposals referred to in items 2 and 3 in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement.

          PROPOSAL TO AMEND AND RESTATE THE 1989 STOCK INCENTIVE PLAN

    On January 28, 1994, the Board of Directors amended and restated the Company's 1989 Stock Incentive Plan (as amended and restated, the "Plan"), subject to the approval of the Company's stockholders at the 1994 Annual
Meeting. The following summary of the principal features of the Plan is qualified by reference to the terms of the Plan, a copy of which is available without charge upon stockholder request to Maryellen B. Cattani, Senior Vice President, General Counsel and Secretary, American President Companies, Ltd., 1111 Broadway, Oakland, CA 94607.

                             SUMMARY OF AMENDMENTS

    The amendments to the Plan approved by the Board of Directors and submitted for stockholder approval consist of the following:

        (1) to increase the number of shares of Common Stock reserved for issuance under the Plan by 2,000,000;

        (2) to increase the number of restricted shares and stock units that may be granted under the Plan by 2,000,000;

        (3) to provide a limit on the number of options and stock appreciation rights which may be granted to any Plan participant in a single calendar year, designed to qualify Plan compensation for federal income tax deductibility by the Company under Section 162(m) of the Internal Revenue Code;

        (4) to reduce the number of directors required to constitute the Compensation Committee of the Board of Directors from three to two and require that the membership of the Committee comply with the provisions of
    Section 162(m) of the Internal Revenue Code, as well as Rule 16b-3 of the Securities Exchange Act of 1934;

        (5) to amend the provision governing the availability of forfeited restricted shares for future awards;

        (6)  to  eliminate  the  requirement  that  the  exercise  price  of   a
    Nonstatutory Stock Option be no less than 50% of the fair market value of the Common Stock; and

        (7) to make various technical amendments and clarifying changes, some of which are intended to comply with rules of the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934.

                  DESCRIPTION OF THE AMENDED AND RESTATED PLAN

GENERAL

    The Plan was approved by the Board of Directors in January 1989 and by the stockholders in April 1989. In April 1989, the 1987 Contingent Management Incentive Plan (the "1987 Plan") and the 1983 Stock Option Plan (the "1983 Plan") were merged into the Plan with the approval of the Company's stockholders. The Compensation Committee of the Board of Directors (the "Committee") administers the Plan. The Committee selects the key employees of the Company or its subsidiaries who will receive awards, determines the type and size of each award and establishes any vesting or other applicable conditions. While all future awards will be made under the Plan, awards made under the 1987 Plan or the 1983 Plan will continue to be administered by the Committee in accordance with the applicable plan. As noted above, the Committee consists entirely of non-employee directors.

PURPOSES OF THE PLAN

    The purposes of the Plan are to encourage key employees of the Company and its subsidiaries to focus on long-range objectives, to attract and retain key employees with exceptional qualifications and to link the interests of key employees and stockholders through stock ownership and other equity-based incentives. The Company believes that awards under the Plan are an effective means of motivating key employees to enhance the Company's performance.

ELIGIBILITY

    All key employees of the Company and its subsidiaries, as designated by the Committee, are eligible to receive awards under the Plan. As of December 31, 1993, approximately 384 employees were eligible for awards under the Plan.

FORM OF AWARDS

    The Plan provides for awards of restricted shares, stock units and stock options. The Committee determines the number of restricted shares, stock units or options to be included in an award. However, the Plan provides that options granted to any optionee in a single calendar year shall not cover more than 250,000 shares of Common Stock (subject to antidilution adjustments). This limitation has been added in response to recent changes in federal income tax laws and is designed to qualify income recognized upon exercise of options granted under the Plan for tax deductibility by the Company.

    No payment is required upon receipt of an award, except that the recipient of restricted shares must pay the shares' par value to the Company. The Committee presently intends to make future awards primarily in the form of options, rather than restricted shares or stock units, although additional restricted shares or stock units may also be granted from time to time.

    Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied, but which have the same voting and dividend rights as other shares of Common Stock. Restricted shares are nontransferable prior to vesting, except for certain transfers to a trustee. No restricted shares have been granted since 1990, and there are 75,000 restricted shares outstanding.

    A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of Common Stock. A holder of stock units has no voting rights or other privileges as a stockholder but is entitled to receive dividend equivalents equal to the amount of dividends paid on the same number of shares of Common Stock. Dividend equivalents may be converted into additional stock units or settled in the form of cash, Common Stock or both. Stock units, when vested, may be settled by distributing shares of Common Stock or by a cash payment corresponding to the fair market value of an equivalent number of shares of Common Stock, or both. Vested stock units will be settled at the time determined by the Committee. If the time of settlement is deferred, interest or additional dividend equivalents may be credited on the deferred payment. A stock unit is nontransferable prior to the holder's death. No stock units have been granted since 1987, and there are no stock units outstanding.

    Options may include Nonstatutory Stock Options ("NSOs"), and Incentive Stock Options ("ISOs") intended to qualify for special tax treatment. The term of an ISO cannot exceed 10 years. Under the Plan, the exercise price of an ISO must be no less than the fair market value of the Common Stock on the grant date, and the exercise price of an NSO must be no less than the par value of the Common Stock on the grant date. All outstanding options granted under the Plan have exercise prices equal to the respective closing prices for the Company's Common Stock on the trading day immediately preceding the grant date.

    The exercise price of an option may be paid in any lawful form permitted by the Committee, including (without limitation) the surrender of shares of Common Stock or restricted shares already owned by the optionee. The Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, option shares that are at least sufficient to pay the exercise price and any withholding taxes are issued directly to a securities broker selected by the Company who, in turn, sells these shares in the open market. The broker remits to the Company the exercise price and any withholding taxes, and the optionee receives the remaining option shares or cash proceeds. If exercise/pledge directions are given, the option shares are issued directly to a securities broker or other lender selected by the Company. The broker or other lender will hold the shares as security and will extend credit for up to 50% of their market value. The loan proceeds will be paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee will be required to pay the deficiency to the Company at the time of exercise.

    NSOs and ISOs may be granted in combination with Stock Appreciation Rights ("SARs"), or SARs may be added to outstanding NSOs at any time after the grant (but not later than six months before the expiration of the NSO). An SAR permits the participant to elect to receive any appreciation in the value of the optioned stock directly from the Company, either in shares of Common Stock or in cash or a combination of the two, in lieu of exercising the option, with the Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of an SAR is measured by the difference between the market value of the optioned stock at exercise and the option exercise price. Generally, SARs may be exercised at any time after the underlying NSO or ISO vests; however, directors and officers may ordinarily exercise SARs for cash only during a specified "window period" following the release to the public of the Company's quarterly earnings information. Upon exercise of an SAR, the corresponding portion of the related option must be surrendered and cannot thereafter be exercised. Conversely, upon exercise of an option to which an SAR is attached, the SAR may no longer be exercised to the extent that the corresponding option has been exercised. All options and SARs are nontransferable prior to the optionee's death. No SARs have been granted since 1987, and there are no SARs outstanding.

VESTING OF AWARDS

    The Committee determines the vesting and other conditions of awards under the Plan. The vesting conditions may be based on the employee's service, his or her individual performance, the Company's performance or other appropriate criteria.

    Historically, restricted shares and stock units have vested in unequal installments over a period of five years, and options in equal installments over periods of three or four years. As described in the Executive Committee Report on Executive Compensation, performance options granted on July 27, 1993 will vest over a two-to nine-year period depending upon the Company's achievement of stock price appreciation targets.

    Vesting may be accelerated in the event of the employee's death, disability or retirement or in the event of a Change in Control (as defined below), except that an SAR generally cannot be exercised for cash unless both it and the underlying option have been outstanding for at least six months. Moreover, the Committee may determine that outstanding options and any related SARs will become fully vested if it has concluded that there is a reasonable possibility of a Change in Control within six months thereafter.

    For purposes of the Plan, the term "Change in Control" means that (a) any change in control occurs which would have to be disclosed in the Company's proxy statement under the rules of the Securities and Exchange Commission, (b) any person is or becomes the beneficial owner, directly or indirectly, of at least 20% of the combined voting power of the Company's outstanding securities, except by reason of a repurchase by the Company of its own securities, or (c) a change in the composition of the Board of Directors occurs as a result of which fewer than two-thirds of the incumbent directors are directors who either had been directors of the Company 24 months prior to such change or were elected or nominated for election to the Board with the approval of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    Neither the optionee nor the Company will incur any federal tax consequences as a result of the grant of an option or SAR under the Plan. The optionee will have no taxable income upon exercising an ISO (although the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO or SAR, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of Common Stock on the date of exercise. The Company will be entitled to a deduction for the same amount. The tax treatment of a disposition of option shares acquired under the Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising an NSO or SAR. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

    Awards under the Plan may provide, and awards granted after May 1, 1986 under the 1987 Plan provided, that, if any payment (or transfer) by the Company to a recipient would be nondeductible by the Company for federal income tax purposes, the aggregate value of all such payments (or transfers) will be reduced to an amount which maximizes such value without causing any such payment (or transfer) to be nondeductible.

    The Committee may permit a Plan participant to satisfy his or her withholding tax obligations by surrendering a portion of his or her previously issued shares to the Company, or by having the Company withhold a portion of any shares that otherwise would be issued to him or her.

    The above description of tax consequences is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax aspects of the Plan.

AMENDMENT OF OUTSTANDING AWARDS

    The Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted shares or stock units, to modify or extend outstanding options or to exchange new options for outstanding options, including outstanding options with higher exercise prices than the new options.

AMENDMENT AND TERMINATION OF THE PLAN

    The Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws. No ISOs may be granted under the Plan after January 27, 2004.

NEW LONG-TERM INCENTIVE PROGRAM

    As described above in the Compensation Committee Report on Executive Compensation, the Committee has initiated a long-term incentive program. The performance stock options granted under the program in July 1993 will vest based upon the Company's achievement of the stock price targets set forth below. Stock price targets for vesting of the performance options expected to be granted in April 1994 upon stockholder approval of the amendment and restatement of the Plan will be established by the Committee at the time of grant.

                                                                                                 VESTED PERCENTAGE
TIME PERIOD                                     STOCK PRICE TARGET                              OF ORIGINAL OPTION
- ------------------  --------------------------------------------------------------------------  -------------------
July 27, 1993 to                                  not applicable                                             0%
July 26, 1995
July 27, 1995 to                                     $31.325                                            33 1/3%
July 26, 1996                                        $35.800                                            66 2/3%
                                                     $39.156                                               100%
July 27, 1996 to                                     $33.563                                            33 1/3%
July 26, 1997                                        $36.919                                            66 2/3%
                                                     $42.513                                               100%
July 27, 1997 to                                     $35.800                                            33 1/3%
July 26, 1998                                        $38.038                                            66 2/3%
                                                     $42.513                                               100%
July 27, 1998                                          none                                                 60%
July 27, 1998 to    Total  return on the Company's  Common Stock (appreciation plus dividends)             100%
July 26, 2002       since date of grant is at least 100% of total return of median company  in
                    S&P 500 index for same period.
July 27, 2002                                          none                                                100%

In addition, before July 27, 1998, no portion of the performance option will vest unless the total return on the Company's Common Stock (price appreciation plus dividends) from the date of grant to the potential vesting date has been at least 75% of the total return of the median company in the S&P 500 index for the same period.

    All of the performance options have been or are expected to be granted at an exercise price equal to the closing price of the Company's Common Stock on the trading date immediately before the grant date. The options granted on July 27, 1993, have an exercise price of $22.375 per share. On March 16, 1994, the closing price of the Company's Common Stock on the New York Stock Exchange was $30.125 per share.

    For additional information regarding Plan awards, including performance options, made to the named executive officers during fiscal 1993, see the tables entitled "Summary Compensation Table" and "Option Grants in Last Fiscal Year" set forth above.

SHARES AVAILABLE FOR GRANT

    Presently 140,928 shares are available for future awards under the Plan. If the stockholders approve the proposed amendment and restatement of the Plan, the number of shares available for future awards will be increased by 2,000,000 to 2,140,928. These shares may be awarded as restricted shares, stock units or options. If any stock units or options are forfeited, or if options terminate for any other reason prior to exercise (other than termination upon the exercise of a related SAR), then the underlying shares again become available for awards under the Plan. If restricted shares are forfeited before any dividends have been paid with respect to them, then such restricted shares again become available for awards.

    The Board of Directors believes that the authorization of 2,000,000 additional shares under the Plan is appropriate at this time, in order to permit the granting of the performance options described above and to ensure that sufficient shares are available for other Plan purposes over the next several years.

VOTE REQUIRED

    Approval of the amendment and restatement of the Plan will require the affirmative vote of the holders of a majority of the voting power represented by the shares of stock of the Company entitled to vote thereon and represented at the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1989 STOCK INCENTIVE PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen & Co. to serve as the Company's independent auditors for fiscal year 1994. Arthur Andersen & Co. have served as the Company's independent auditors since 1983. While it is not required to do so, the Board of Directors is submitting the selection of that firm to the stockholders for ratification in order to ascertain the stockholders' views. If ratification is not provided, the Board of Directors will reconsider its selection.

    Representatives of Arthur Andersen & Co. are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN & CO.

                             STOCKHOLDER PROPOSALS

    To   be  considered  for   presentation  at  the   1995  Annual  Meeting  of
Stockholders, a stockholder proposal must be received at the offices of the Company not later than November 28, 1994.

                                 OTHER MATTERS

    The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

    Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

                                          By order of the Board of Directors,

                                          Maryellen B. Cattani
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

                                     NOTES

PROXY

                       AMERICAN PRESIDENT COMPANIES, LTD.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The  undersigned hereby authorizes John M. Lillie, Will M. Storey, Maryellen
B. Cattani and Peter A. V. Huegel, with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of American President Companies, Ltd. to be held on Thursday, April 28, 1994, or at any adjournment thereof.

        (CONTINUED, AND TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

                                                                     SEE REVERSE
                                                                            SIDE

   PLEASE MARK
/X/  VOTES AS IN
   THIS EXAMPLE.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

1.  TO ELECT DIRECTORS.

CLASS I NOMINEES:  TULLY M. FRIEDMAN
                   G. CRAIG SULLIVAN
CLASS II           CHARLES S. ARLEDGE
 NOMINEES:         F. WARREN HELLMAN
                   TIMOTHY J. RHEIN
                   FORREST N. SHUMWAY
                   BARRY L. WILLIAMS

    / / FOR ALL NOMINEES    / / WITHHELD FROM ALL NOMINEES
/ /_____________________________________________________________________________
    FOR ALL NOMINEES EXCEPT AS NOTED ABOVE.

2. TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1989 STOCK INCENTIVE PLAN.
        / / FOR     / / AGAINST     / / ABSTAIN

3.  TO RATIFY THE SELECTION OF ARTHUR ANDERSEN & CO. AS INDEPENDENT AUDITORS.
        / / FOR     / / AGAINST     / / ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE SAID MEETING.
                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /
                                              PLEASE MARK, SIGN, DATE AND RETURN
(SIGN NAME EXACTLY AS IMPRINTED HEREON. IN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, GIVE FULL CORPORATE NAME AND HAVE SIGNED BY DULY AUTHORIZED OFFICER SHOWING THE OFFICER'S TITLE.)
SIGNATURE:_________________________________________________________DATE_________
SIGNATURE:_________________________________________________________DATE_________

                                    APPENDIX
                          (DESCRIPTION OF PHOTOGRAPHS)

    Headshot of Tully M. Friedman, a Class I nominee for director of the Company. (Page 2)

    Headshot of G. Craig Sullivan, a Class I nominee for director of the Company. (Page 2)

    Headshot of Charles S. Arledge, current director of the Company and Class II director nominee. (Page 3)

    Headshot of F. Warren Hellman, current director of the Company and Class II director nominee. (Page 3)

    Headshot of Timothy J. Rhein, current director of the Company and Class II director nominee. (Page 3)

    Headshot of Forrest N. Shumway, current director of the Company and Class II director nominee. (Page 3)

    Headshot of Barry L. Williams, current director of the Company and Class II director nominee. (Page 4)

    Headshot of John J. Hagenbuch, current director of the Company. (Page 4)

    Headshot of Joji Hayashi, current director of the Company. (Page 4)

    Headshot of W. B. Seaton, current director of the Company. (Page 4)

    Headshot of John H. Barr, current director of the Company. (Page 5)

    Headshot of John M. Lillie, current director of the Company. (Page 5)

    Headshot of Toni Rembe, current director of the Company. (Page 5)

    Headshot of Will M. Storey, current director of the Company. (Page 6)